                                                                 Exhibit 99.3



                        NORTH ARKANSAS BANCSHARES, INC.
                         PROPOSED HOLDING COMPANY FOR
                         NEWPORT FEDERAL SAVINGS BANK
                               NEWPORT, ARKANSAS
                         PROPOSED MARKETING MATERIALS
                                    9-22-97

                                    [DRAFT]

                              Marketing Materials
                        North Arkansas Bancshares, Inc.
                               Newport, Arkansas
                               Table of Contents
                               -----------------

I.        Press Releases
          A.   Explanation
          B.   Schedule
          C.   Distribution List
          D.   Press Release Examples

II.       Advertisements
          A.   Explanation
          B.   Schedule
          C.   Advertisement Examples

III.      Question and Answer Brochure
          A.   Explanation
          B.   Method of Distribution
          C.   Example

IV.       Cover Letters
          E.   Explanation
          F.   Examples

V.        IRA Mailing
          A.   Explanation
          B.   Quantity
          C.   IRA Mailing Example

VI.       Individual Letters and Community Meeting Invitation
          A.   Explanation
          B.   Method of Distribution
          C.   Examples

VII.      Counter Cards and Lobby Posters
          A.   Explanation
          B.   Quantity

VIII.     Proxy Reminder
          A.   Explanation
          B.   Example

                              I.  Press Releases


A.   Explanation

     In an effort to assure that all customers receive prompt accurate information in a simultaneous manner, Trident advises the Bank to forward press releases to area newspapers, radio stations, etc. at various points during the conversion process.

     Only press releases approved by Conversion Counsel and the OTS will be forwarded for publication in any manner.

B.   Schedule

     1.   OTS Approval of Conversion
     2.   Close of Stock Offering

                             C.  Distribution List

                          National Distribution List
                          --------------------------



National Thrift News                  Wall Street Journal
--------------------                  -------------------
212 West 35th Street                  World Financial Center
13th Floor                            200 Liberty
New York, New York  10001             New York, NY  10004
Richard Chang

American Banker                       SNL Securities
---------------                       --------------
One State Street Plaza                Post Office Box 2124
New York, New York  10004             Charlottesville, Virginia
22902
Michael Weinstein

Barrons                               Investors Business Daily
-------                               ------------------------
Dow Jones & Company                   12655 Beatrice Street
Barrons Statistical Information       Post Office Box 661750
200 Burnett Road                      Los Angeles, California
90066
Chicopee, Massachusetts  01020


New York Times
--------------
229 West 43rd Street
New York, NY  10036

                               Local Media List
                               ----------------

                               (To be provided)

Newspaper
---------


Radio
-----

PRESS RELEASE                 FOR IMMEDIATE RELEASE
                              ---------------------
                              For More Information Contact:
                              Brad Snider
                              (870) 523-3611


                         NEWPORT FEDERAL SAVINGS BANK
                         -----------------------------
                       CONVERSION TO STOCK FORM APPROVED
                       ---------------------------------

     Newport, Arkansas (___________, 1997) - Brad Snider, President and CEO of Newport Federal Savings Bank ("Newport Federal" or the "Bank"), Newport, Arkansas, announced that Newport Federal has received approval from the Office of Thrift Supervision to convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. In connection with the Conversion, Newport Federal has formed a holding company, North Arkansas Bancshares, Inc., to hold all of the outstanding capital stock of Newport Federal.

     North Arkansas Bancshares, Inc. is offering up to 322,000 shares of its common stock, subject to adjustment, at a price of $10.00 per share. Certain account holders and borrowers of the Bank will have an opportunity to subscribe for stock through a Subscription Offering that closes on ________, 1997. Shares that are not subscribed for during the Subscription Offering may be offered to certain members of the general public in a Community Offering, with first preference given to natural persons and trusts of natural persons who are residents of Jackson County, Arkansas. The Subscription Offering and Community Offering, if conducted, will be managed by Trident Securities, Inc. of Raleigh, North Carolina. Copies of the Prospectus relating to the offerings and describing the Plan of Conversion will be mailed to customers on or about _________, 1997.

     As a result of the Conversion, Newport Federal will be structured in the stock form as are all commercial banks and an increasing number of savings institutions and will be a wholly-owned subsidiary of North Arkansas Bancshares, Inc. According to Mr. Snider, "Our day to day operations will not change as a result of the Conversion and deposits will continue to be insured by the FDIC up to the applicable legal limits."

     Customers with questions concerning the stock offering should call Newport Federal's Stock Information Center at (870) 523-3340, or visit Newport Federal's office.

PRESS RELEASE                       FOR IMMEDIATE RELEASE
                                    ---------------------
                                    For More Information Contact:
                                    Brad Snider
                                    (870) 523-3611


               NEWPORT FEDERAL COMPLETES INITIAL STOCK OFFERING
               ------------------------------------------------

     Newport, Arkansas - (____________, 1997) Brad Snider, President and CEO of Newport Federal Savings Bank ("Newport Federal" or the "Bank"), announced today that North Arkansas Bancshares, Inc., the holding company for Newport Federal, has completed its initial stock offering in connection with the Bank's conversion from mutual to stock form. A total of ____________ shares were sold at the price of $10.00 per share.

     On ____________, 1997, Newport Federal's Plan of Conversion was approved by the Bank's voting members at a special meeting of members.

     Mr. Snider stated, "The officers and boards of directors of North Arkansas Bancshares, Inc. and Newport Federal express their thanks for the response to the stock offering. Newport Federal looks forward to serving the needs of its customers and new stockholders as a community-based stock institution." The stock is anticipated to commence trading on ____________, 1997 on the OTC Bulletin Board. Trident Securities, Inc. of Raleigh, North Carolina managed the stock offering.

                              II.  Advertisements

A.   Explanation

     The intended use of the attached advertisement "A" is to notify Newport Federal's customers and members of the local community that the conversion offering is underway.

     The intended use of advertisement "B" is to remind Newport Federal's customers of the closing date of the Subscription Offering.

B.   Media Schedule

     1. Advertisement A - To be run immediately following OTS approval and possibly run weekly for the first three weeks.
     2. Advertisement B - To be run during the last week of the subscription offering.

     Trident may feel it is necessary to run more ads in order to remind customers of the close of the Subscription Offering and the Community Offering, if conducted.

     Alternatively, Trident may, depending upon the response from the customer base, choose to run fewer ads or no ads at all.

     These ads will run in the local newspapers.

     The ad size will be as shown or smaller.

This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the prospectus. These shares have not been approved or disapproved by the Securities and Exchange Commission, the Office of Thrift Supervision or the Federal Deposit Insurance Corporation, nor has such commission, office or corporation passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is unlawful.

NEW ISSUE                                                      __________, 1997

                                322,000 SHARES

                    These shares are being offered pursuant
                        to a Plan of Conversion whereby

                                NEWPORT FEDERAL
                                 SAVINGS BANK

                            Newport, Arkansas, will
                convert from a federal mutual savings bank to a
                      federal capital stock savings bank
                    and become a wholly owned subsidiary of

                        NORTH ARKANSAS BANCSHARES, INC.

                                 COMMON STOCK

                                _______________

                            PRICE $10.00 PER SHARE
                                _______________

                           TRIDENT SECURITIES, INC.

               For a copy of the prospectus call (870) 523-3340.

Copies of the prospectus may be obtained in any State in which this announcement is circulated from Trident Securities, Inc. or such other brokers and dealers as may legally offer these securities in such state.

   The stock will not be insured by the FDIC or any other government agency.

                                NEWPORT FEDERAL
                                 SAVINGS BANK

                    __________ __, 1997 IS THE DEADLINE TO
                ORDER STOCK OF NORTH ARKANSAS BANCSHARES, INC.


                   Customers of Newport Federal Savings Bank
                             have the opportunity
                   to invest in Newport Federal Savings Bank
                                by subscribing
               for common stock in its proposed holding company

                        NORTH ARKANSAS BANCSHARES, INC.

                 A Prospectus relating to these securities is
                   available at our office or by calling our
                  Stock Information Center at (870) 523-3340.

              This announcement is neither an offer to sell nor a
                 solicitation of an offer to buy the stock of
        North Arkansas Bancshares, Inc.  The offer is made only by the
                Prospectus.  The shares of common stock are not
             deposits or savings accounts and will not be insured
                 by the Federal Deposit Insurance Corporation
                        or any other government agency.

Copies of the Prospectus may be obtained in any State in which this announcement is circulated from Trident Securities, Inc. or such other brokers and dealers as may legally offer these securities in such state.

                      III.  Question and Answer Brochure



A.   Explanation

     The Question and Answer brochure is an essential marketing piece in any conversion. It serves two purposes: a) to answer some of the most commonly asked questions in "plain, everyday language"; and b) to highlight in brochure form the purchase commitments of the Bank's officers and directors shown in the Prospectus. Although most of the answers are taken verbatim from the Prospectus, it saves the individual from searching for the answer to a simple question.

B.   Method of Distribution

     There are four primary methods of distribution of the Question and Answer brochure. However, regardless of the method the brochures are always accompanied by a Prospectus.

1. A Question and Answer brochure is sent out in the initial mailing to all members of the Bank.
2.   Question and Answer brochures are available in Newport Federal's office.
3. Question and Answer brochures are sent out in a standard information packet to all interested investors who phone the Stock Information Center requesting information.

                    PROPOSED OFFICER AND DIRECTOR PURCHASES


Name and Position                        Total Shares        Amount of Purchase
-----------------                        ------------        ------------------

O.E. Guinn, Jr., Director
Kaneaster Hodges, Jr., Director
Paul K. Holmes, Director
John Minor, Director
Brad Snider, Director, President and
         Chief Executive Officer


_______________________
All directors and executive officers,
as a group (5 persons) and their
associates *



* Represents ______ % of the total shares to be issued based upon the issuance of 280,000 shares. Excludes amounts associated with the Bank's proposed ESOP and MRP.

                                     Q

                                       &

                                         A


                             QUESTIONS AND ANSWERS

                        NORTH ARKANSAS BANCSHARES, INC.
                       (THE PROPOSED HOLDING COMPANY FOR
                         NEWPORT FEDERAL SAVINGS BANK)


   Questions and Answers Regarding the Subscription and Community Offerings

                             QUESTIONS AND ANSWERS
                                           REGARDING
                                           THE PLAN OF CONVERSION


On May 29, 1997, the Board of Directors of Newport Federal Savings Bank ("Newport Federal" or the "Bank") unanimously adopted the Plan of Conversion, pursuant to which Newport Federal will convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. In addition, all of Newport Federal's outstanding capital stock will be issued North Arkansas Bancshares, Inc. (the "Holding Company"), which was organized by Newport Federal to own Newport Federal as a subsidiary.

This brochure is provided to answer general questions you might have about the Conversion. Following the Conversion, Newport Federal will continue to provide financial services to its depositors, borrowers and other customers as it has in the past and will operate with its existing management and employees. The Conversion will not affect the terms, balances, interest rates or existing federal insurance coverage on Newport Federal's deposits or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Newport Federal.

For complete information regarding the Conversion, see the Prospectus and the Proxy Statement dated __________ __, 1997. Copies of each of the Prospectus and the Proxy Statement may be obtained by calling the Stock Information Center at
(870) 523-3340.

 THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY NORTH ARKANSAS BANCSHARES, INC. COMMON STOCK. OFFERS TO BUY OR TO
  SELL MAY BE MADE ONLY BY THE PROSPECTUS. PLEASE READ THE PROSPECTUS PRIOR TO
                         MAKING AN INVESTMENT DECISION.

THE SHARES OF NORTH ARKANSAS BANCSHARES, INC. COMMON STOCK BEING OFFERED IN THE
 SUBSCRIPTION AND COMMUNITY OFFERINGS ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND
   ARE NOT INSURED BY THE SAVINGS BANK INSURANCE FUND OF THE FEDERAL DEPOSIT
             INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                           MUTUAL TO STOCK CONVERSION
                           --------------------------

1.   Q.   WHAT IS A "CONVERSION"?
     A. Conversion is a change in the legal form of organization. Newport Federal currently operates as a federally-chartered mutual savings bank with no stockholders. Through the Conversion, Newport Federal will become a federally-chartered stock savings bank, and the stock of its holding company, North Arkansas Bancshares, Inc. will be held by stockholders who purchase stock in the Subscription and Community Offerings or in the open market following the Offerings.

2.   Q.   WHY IS NEWPORT FEDERAL CONVERTING?
     A. Newport Federal, as a mutual savings bank, does not have stockholders and has no authority to issue capital stock. By converting to the stock form of organization, the Bank will be structured in the form used by commercial banks, most business entities and a growing number of savings institutions. The Conversion will be important to the future growth and performance of the Newport Federal by providing a larger capital base from which the Bank may operate, the ability to attract and retain qualified management through stock-based employee benefit plans, enhanced ability to diversify into other financial services related activities and expanded ability to render services to the public.

          The Board of Directors and management of Newport Federal believe that the stock form of organization is preferable to the mutual form of organization for a financial institution. The Board and management recognize the decline in the number of mutual thrifts from over 12,500 mutual institutions in 1929 to under 800 mutual thrifts today.

          Newport Federal believes that converting to the stock form of organization will allow Newport Federal to more effectively compete with local community, statewide and regional banks which are in stock form. Newport Federal believes that by combining its existing quality service and products with a local ownership base the Bank's customers and community members who become stockholders will be inclined to do more business with Newport Federal.

          Furthermore, because Newport Federal competes with local and regional banks not only for customers, but also for employees, Newport Federal believes that the stock form of organization will better afford Newport Federal the opportunity to attract and retain employees, management and directors through various stock benefit plans which are not available to mutual savings institutions.

3.   Q.   IS NEWPORT FEDERAL'S MUTUAL TO STOCK CONVERSION BENEFICIAL TO THE

          COMMUNITIES THAT THE BANK SERVES?
     A. Management believes that the structure of the Subscription and Community Offerings is in the best interest of the communities that Newport Federal serves because following the Conversion it is anticipated that a significant portion of the Common Stock will be owned by local residents desiring to share in the ownership of a local community financial institution. Management desires that a significant portion of the shares of common stock sold in the Offerings will be sold to residents of the Bank's Local Community (Jackson County, Arkansas).

4.   Q.   WHAT EFFECT WILL THE CONVERSION HAVE ON DEPOSIT ACCOUNTS AND LOANS?
     A. Terms and balances of accounts in Newport Federal and interest rates paid on such accounts will not be affected by the Conversion. Insurable accounts will continue to be insured by the Federal Deposit Insurance Corporation ("FDIC") up to the maximum amount permitted by law. The Conversion also will not affect the terms or conditions of any loans to existing borrowers or the rights and obligations of these borrowers under their individual contractual arrangements with Newport Federal.

5.   Q.   WILL THE CONVERSION CAUSE ANY CHANGES IN NEWPORT FEDERAL'S PERSONNEL?
     A. No. Both before and after the Conversion, Newport Federal's business of accepting deposits, making loans and providing financial services will continue without interruption with the same board of directors, management and staff.

6.   Q.   WHAT APPROVALS MUST BE RECEIVED BEFORE THE CONVERSION BECOMES
          EFFECTIVE?
     A. First, the Board of Directors of Newport Federal must adopt the Plan of Conversion, which occurred on May 29, 1997. Second, the Office of Thrift Supervision must approve the applications required to effect the Conversion. These approvals have been obtained. Third, the Plan of Conversion must be approved by a majority of all votes eligible to be cast by Newport Federal's voting members. A Special Meeting of voting members will be held on ____________, 1997, to consider and vote upon the Plan of Conversion.


                              THE HOLDING COMPANY
                              -------------------

7.   Q.   WHAT IS A HOLDING COMPANY?
     A. A holding company is a company that owns another entity. Concurrent with the Conversion, Newport Federal will become a subsidiary of North Arkansas Bancshares, Inc., a company organized by Newport Federal to acquire all of the capital stock of Newport Federal to be outstanding after the Conversion.

8.   Q.   IF I DECIDE TO BUY STOCK IN THIS OFFERING, WILL I OWN STOCK IN THE
          HOLDING COMPANY OR NEWPORT FEDERAL?
     A. You will own stock in North Arkansas Bancshares, Inc. However, North Arkansas Bancshares, Inc., as a holding company, will own all of the outstanding capital stock of Newport Federal.

9.   Q.   WHY DID THE BOARD OF DIRECTORS FORM THE HOLDING COMPANY?
     A. The Board of Directors believes that the Conversion of Newport Federal and the formation of the Holding Company will result in a stronger financial institution with the ability to provide additional flexibility to diversify the Bank's business activities. The Holding Company will also be able to use stock-based incentive programs to attract and retain executive and other personnel.

                          ABOUT BECOMING A STOCKHOLDER
                          ----------------------------

10.  Q.  WHAT ARE THE SUBSCRIPTION AND COMMUNITY  OFFERINGS?
     A. Under the Plan of Conversion adopted by Newport Federal, the Holding Company is offering shares of stock in the Subscription Offering, to certain current and former customers of the Bank and to the Bank's Employee Stock Ownership Plan ("ESOP"). Shares which are not subscribed for in the Subscription Offering, if any, may be offered to the general public in a Community Offering with preference given to natural persons who are residents of the Bank's Local Community (Jackson County, Arkansas). These Offerings are consistent with the board's objective of North Arkansas Bancshares, Inc. being a locally owned financial institution. The Subscription Offering and Community Offering, if conducted, are being managed by Trident Securities, Inc. It is anticipated that any shares not subscribed for in either the Subscription or Community Offerings may be offered for sale in a Syndicated Community Offering, which is an offering on a best efforts basis by a selling group of broker-dealers.

11.  Q.   MUST I PAY A COMMISSION TO BUY STOCK IN CONJUNCTION WITH THE
          SUBSCRIPTION, COMMUNITY OR SYNDICATED COMMUNITY OFFERINGS?
     A. No. You will not pay a commission to buy the stock if the stock is purchased in the Subscription Offering or Community Offering, if conducted.

12.  Q.   HOW MANY SHARES OF NORTH ARKANSAS BANCSHARES, INC. STOCK WILL BE

          ISSUED IN THE CONVERSION?
     A. It is currently expected that between 238,000 shares and 322,000 shares of common stock will be sold at a price of $10.00 per share. Under certain circumstances the number of shares may be increased to 370,330.

13.  Q.   HOW WAS THE PRICE DETERMINED?
     A. The aggregate price of the common stock was determined by Ferguson & Company, an independent appraisal firm specializing in the thrift industry, and was approved by the Office of Thrift Supervision. The price is based on the pro forma market value of Newport Federal and the Holding Company as determined by the independent evaluation.

14.  Q.   WHO IS ENTITLED TO BUY STOCK IN THE CONVERSION?
     A. The shares of North Arkansas Bancshares, Inc. to be issued in the Conversion are being offered in the Subscription Offering in the following order of priority to: (i) "Eligible Account Holders" who had deposit accounts of at least $50.00 on December 31, 1995 (ii) the Bank's ESOP, (iii) "Supplemental Eligible Account Holders" who had deposit accounts of at least $50.00 on ___________, 1997 other than Eligible Account Holders (iv) "Other Members" who were depositors or borrowers of the Bank as of _____________, 1997, other than Eligible Account Holders and Supplemental Eligible Account Holders, subject to the priorities and purchase limitations set forth in the Plan of Conversion.

          IT IS THE RESPONSIBILITY OF EACH SUBSCRIBER QUALIFYING AS AN ELIGIBLE

          ACCOUNT HOLDER, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER OR OTHER MEMBER TO LIST COMPLETELY ALL ACCOUNT NUMBERS FOR QUALIFYING SAVINGS ACCOUNTS OR LOANS AS OF THE QUALIFYING DATE ON THE STOCK ORDER FORM.

          Shares, if any, not subscribed for in the Subscription Offering may be offered in the Community Offering to certain members of the general public, with preference given to natural persons residing in the Bank's Local Community (Jackson County, Arkansas). Shares, if any, not subscribed for in the Subscription or Community Offerings may be offered to the general public in a Syndicated Community Offering.

15.  Q.   ARE THE SUBSCRIPTION RIGHTS TRANSFERABLE?
     A. No. Persons are prohibited from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of their subscription rights. Only the person to whom they are granted may exercise subscription rights and only for his account. We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders believed by us to involve the transfer of subscription rights.

16.  Q.   WHAT ARE THE MINIMUM AND MAXIMUM NUMBERS OF SHARES THAT I CAN PURCHASE
          IN THE CONVERSION?
     A. The minimum number of shares is 25. The maximum purchase in the Subscription Offering is 5,000 shares or ($50,000), for any individual person or persons ordering through a single account. Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members with more than one account at Newport on the applicable eligibility record date may purchase up to 5.0% of the total offering of shares (14,000 shares if a total of 280,000 shares are sold).

17.  Q.   ARE THE BOARD OF DIRECTORS AND MANAGEMENT OF NEWPORT FEDERAL BUYING A
          SIGNIFICANT AMOUNT OF THE STOCK OF THE HOLDING COMPANY?
     A. Directors and executive officers of the Bank are expected to subscribe for _______ shares. The purchase price paid by directors and executive officers will be the same $10.00 per share price as that paid by all other persons who order stock in the Subscription or Community Offerings.

18.  Q.   HOW DO I SUBSCRIBE FOR SHARES OF STOCK?
     A. To subscribe for shares of stock in the Subscription Offering, you should send or deliver a stock order form together with full payment or instructions for withdrawal from a Newport Federal deposit account to Newport Federal in the postage-paid envelope provided. The stock order form and payment or withdrawal authorization instructions must be received prior to the close of the Subscription Offering, which will terminate at 12:00 p.m., Local Time, on __________ __, 1997, unless extended. Payment for shares may be made in cash (if made in person) or by check or money order. Subscribers who have deposit accounts with Newport Federal may include instructions on the stock order form requesting withdrawal from such deposit account(s) to purchase shares of North Arkansas Bancshares, Inc. Withdrawals from certificates of deposit may be made without incurring an early withdrawal penalty.

          If shares remain available for sale after the expiration of the Subscription Offering, they may be offered in the Community Offering, which may commence at any time after the commencement of the Subscription Offering and may terminate at any time without notice, but may not terminate later than ______________, 1997. Persons who wish to order stock in the Community Offering should return their stock order form as soon as possible after the Community Offering begins. Members of the general public should contact the Stock Information Center at (870) 523-3340 for additional information.

19.  Q.   MAY I USE FUNDS IN A RETIREMENT ACCOUNT TO PURCHASE STOCK?
     A. Yes. If you are interested in using funds held in your retirement account at Newport Federal, the Stock Information Center can assist you in transferring those funds to a self-directed IRA, if necessary, and directing the trustee to purchase the stock. This process may be done without an early withdrawal penalty and generally without a negative tax consequence to your retirement account. Due to the additional paperwork involved, IRA transfers must be completed by _________. For additional information, call the Stock Information Center at (870) 523-3340.

20.  Q.   WILL I RECEIVE INTEREST ON FUNDS I SUBMIT FOR A STOCK PURCHASE?
     A. Yes. Newport Federal will pay interest at its passbook rate from the date the funds are received until completion of the stock offering or termination of the Conversion. All funds authorized for withdrawal from deposit accounts with Newport Federal will continue to earn interest at the contractual rate until the date of the completion of the Conversion.

21.  Q.   MAY I OBTAIN A LOAN FROM NEWPORT FEDERAL TO PAY FOR SHARES PURCHASED
          IN THE CONVERSION?
     A. No. Federal regulations prohibit Newport Federal from making loans for this purpose. However, federal regulations do not prohibit you from obtaining a loan from another source for the purpose of purchasing stock in the Conversion.

22.  Q.   IF I BUY STOCK IN THE CONVERSION, HOW WOULD I GO ABOUT BUYING
          ADDITIONAL SHARES OR SELLING SHARES IN THE AFTERMARKET?
     A. North Arkansas Bancshares, Inc., as a newly organized company, has never issued capital stock, and consequently there is no established market for its Common Stock at this time. North Arkansas Bancshares, Inc. has requested that Trident Securities, Inc. make a market for the Common Stock through the OTC Electronic Bulletin Board. However, it is unlikely that an active trading market for the Common Stock will develop, and there can be no assurance that the shares of Common Stock being offered in the Conversion can be resold at or above the $10.00 purchase price.

23.  Q.   WHAT IS THE HOLDING COMPANY'S DIVIDEND POLICY?
     A. Although no decision has been made yet regarding the payment of dividends, the Holding Company may consider a policy of paying cash dividends on the Common Stock following the Conversion. Dividends will be subject to determination and declaration by the Board of Directors, which will take into account a number of factors, including the proceeds of the offering, investment opportunities, capital requirements, regulatory limitations, operating results and financial condition, tax considerations, and general economic conditions. There can be no assurance that dividends will be paid on Common Stock or that, if paid, such dividends will not be reduced or eliminated in future periods.

24.  Q.   WILL THE FDIC INSURE THE SHARES OF THE HOLDING COMPANY?
     A. No. The shares of North Arkansas Bancshares, Inc. are not savings deposits or savings accounts and are not insured by the FDIC or any other government agency.

25.  Q.   IF I SUBSCRIBE FOR SHARES AND LATER CHANGE MY MIND, WILL I BE ABLE TO
          GET A REFUND OR MODIFY MY ORDER?
     A. No. Your order cannot be canceled, withdrawn or modified once it has been received by Newport Federal without the consent of Newport Federal.

                   ABOUT VOTING "FOR" THE PLAN OF CONVERSION
                   -----------------------------------------

26.  Q.   AM I ELIGIBLE TO VOTE AT THE SPECIAL MEETING OF MEMBERS TO BE HELD TO
          CONSIDER THE PLAN OF CONVERSION?
     A. You are eligible to vote at the Special Meeting of Members to be held on ____________, 1997 if you were a depositor or borrower of Newport Federal at the close of business on the Voting Record Date (_______, 1997) and continue as such until the Special Meeting. If you were a member on the Voting Record Date, you should have received a proxy statement and a proxy card with which to vote.

27.  Q.   HOW MANY VOTES DO I HAVE?

     A. Each account holder is entitled to one vote for each $100, or fraction thereof, on deposit in such account(s). Each borrower member is entitled to cast one vote in addition to the number of votes, if any, he or she is entitled to cast as an account holder. No member may cast more than 1,000 votes.

28.  Q.   IF I VOTE "AGAINST" THE PLAN OF CONVERSION AND IT IS APPROVED, WILL I
          BE PROHIBITED FROM BUYING STOCK DURING THE SUBSCRIPTION OFFERING?

     A. No. Voting against the Plan of Conversion in no way restricts you from purchasing North Arkansas Bancshares, Inc. stock in the Subscription Offering.

29.  Q.   DID THE BOARD OF DIRECTORS OF NEWPORT FEDERAL UNANIMOUSLY ADOPT
          THE PLAN OF CONVERSION?
     A. Yes. Newport Federal's Board of Directors unanimously adopted the Plan of Conversion and urges that all members vote "FOR" approval of such Plan.

30.  Q.   WHAT HAPPENS IF NEWPORT FEDERAL DOES NOT GET ENOUGH VOTES TO APPROVE
          THE PLAN OF CONVERSION?
     A. The Conversion would not take place, and Newport Federal would remain a mutual savings bank.

31.  Q.   AS A QUALIFYING DEPOSITOR OR BORROWER OF NEWPORT FEDERAL, AM I
          REQUIRED TO VOTE?
     A. No. However, failure to return your proxy card or otherwise vote will have the same effect as a vote AGAINST the Plan of Conversion.

32.  Q.   WHAT IS A PROXY CARD?
     A. A proxy card gives you the ability to vote without attending the Special Meeting in person. If you received more than one informational packet, then you should vote the proxy cards in all packets. Your proxy card(s) is (are) located in the window sleeve of your informational packet(s).

          You may attend the meeting and vote, even if you have returned your proxy card, if you choose to do so. However, if you are unable to attend, you still are represented by proxy. Previously executed proxies, other than those proxies sent pursuant to the Conversion, will not be used to vote for approval of the Plan of Conversion, even if the respective members do not execute another proxy or attend the Special Meeting and vote in person.

33.  Q.   HOW CAN I GET FURTHER INFORMATION CONCERNING THE STOCK OFFERING?
     A. You may call the Stock Information Center at (870) 523-3340 for further information or to request a copy of the Prospectus, a stock order form, a proxy statement or a proxy card.

          THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY NORTH ARKANSAS BANCSHARES, INC. COMMON STOCK. SUCH OFFERS AND SOLICITATIONS MAY BE MADE ONLY BY MEANS OF THE PROSPECTUS. COPIES OF THE PROSPECTUS MAY BE OBTAINED BY CALLING THE STOCK INFORMATION CENTER AT (870) 523-3340.

          THE SHARES OF NORTH ARKANSAS BANCSHARES, INC. COMMON STOCK BEING OFFERED ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE SAVINGS BANK INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                     IV. Cover Letters for Initial Mailing


A.   Explanation

     These cover letters are used as an introduction for the Offering and Proxy materials mailed to potential investors.


B.   Examples

*Sent to members with proxy card and stock order form


                                 (Newport Federal Letterhead)
                                 ____________, 1997

Dear Valued Customer:

     Newport Federal Savings Bank ("Newport Federal" or the "Bank") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings bank. This stock conversion is the most significant event in the history of Newport Federal in that it allows customers, community members, directors and employees an opportunity to own stock in North Arkansas Bancshares, Inc., the proposed holding company for the Bank.

     For over 63 years, Newport Federal has successfully operated as a mutual company. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage deposits at the Bank, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with the Bank. Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of the Bank.

     As one of our valued members, you have the opportunity to invest in the Bank's future by purchasing stock in North Arkansas Bancshares, Inc. during the Subscription Offering, without paying a sales commission.

     If you decide to exercise your subscription rights to purchase shares, you must return the properly completed stock order form together with full payment for the subscribed shares so that it is received by the Bank not later than 12:00 p.m. Local Time on __________, 1997.

     Enclosed is a proxy card. Your Board of Directors solicits your vote "FOR" the Bank's Plan of Conversion. A vote in favor of the Plan does not obligate you to purchase stock. Please sign and return your proxy card promptly; your vote is important to us.

     We have also enclosed a Prospectus and Proxy Statement which fully describes the Bank, its management, board and financial strength and the Plan of Conversion. Please review it carefully before you vote or invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at (870) 523-3340.

     We look forward to continuing to provide quality financial services to you in the future.

                                    Sincerely,


                                    Brad Snider
                                    President and CEO

 This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of North Arkansas Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

     THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

*Sent to non-customers requesting information. Or with information in the event of a Community Offering.

                                 (Newport Federal Letterhead)

                                 ____________, 1997

Dear Interested Investor:

     Newport Federal Savings Bank ("Newport Federal" or the "Bank") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings bank. This stock conversion is the most significant event in the history of the Bank in that it allows customers, community members, directors and employees an opportunity to own stock in North Arkansas Bancshares, Inc., the proposed holding company for the Bank.

     For over 63 years, Newport Federal has successfully operated as a mutual company. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on the Bank's deposits, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with the Bank.

     Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of the Bank.

     Enclosed is a Prospectus which fully describes the Bank, its management, board and financial strength. Please review it carefully before you make an investment decision. If you decide to invest, please return to the Bank a properly completed stock order form together with full payment for shares at your earliest convenience but not later than 12:00 p.m. Local Time on _________, 1997. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at
(870) 523-3340.

     We look forward to continuing to provide quality financial services to you in the future.

                                    Sincerely,


                                    Brad Snider
                                    President and CEO

 This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of North Arkansas Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

     THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

*Sent to members who do not have a qualifying account on the Voter Record Date and cannot vote.


                          (Newport Federal Letterhead)
                               ____________, 1997

Dear Friend:

     Newport Federal Savings Bank ("Newport Federal" or the "Bank") is pleased to announce that we have received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings bank. This stock conversion is the most significant event in the history of Newport Federal in that it allows customers, community members, directors and employees an opportunity to own stock in North Arkansas Bancshares, Inc., the proposed holding company for the Bank.

     For over 63 years, Newport Federal has successfully operated as a mutual company. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on the Bank's deposits, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with the Bank.

     Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of the Bank.

     Our records indicate that you were a depositor of the Bank on __________, but that you were not a member on _____________, 1997. Therefore, under applicable law, you are entitled to subscribe for Common Stock in North Arkansas Bancshares, Inc.'s Subscription Offering. Orders submitted by you and others in the Subscription Offering are contingent upon the current members' approval of the Plan of Conversion at a special meeting of members to be held on _________, 1997 and upon receipt of all required regulatory approvals.

     If you decide to exercise your subscription rights to purchase shares, you must return the properly completed stock order form together with full payment for the subscribed shares so that it is received at the Bank not later than 12:00 p.m. Local Time on _________, 1997.

     Enclosed is a Prospectus which fully describes the Bank, its management, board and financial strength. Please review it carefully before you invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at
(870)523-3340.

     We look forward to continuing to provide quality financial services to you in the future.

                                    Sincerely,

                                    Brad Snider
                                    President and CEO

 This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of North Arkansas Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

     THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

*Sent to Members in Non-Blue Sky States, who can vote but will not receive an order form.

                          (Newport Federal Letterhead)

                               ___________, 1997

Dear Member:

     As a qualified member of Newport Federal Savings Bank ("Newport Federal" or the "Bank"), you have the right to vote upon the Bank's proposed Plan of Holding Company Conversion and also generally have the right to subscribe for shares of common stock of North Arkansas Bancshares, Inc., the proposed holding company for Newport Federal through the mutual to stock conversion of Newport Federal. However, the proposed plan of Holding Company Conversion provides that North Arkansas Bancshares, Inc. will not offer stock in any state in which compliance with the securities laws would be impracticable for reasons of cost or otherwise. Unfortunately, the securities laws of your state would require North Arkansas Bancshares, Inc. to register its common stock and /or its employees in order to sell the common stock to you. Such registration would be prohibitively expensive or otherwise impracticable in light of the few members residing in your state.

     You may vote on the proposed Plan of Holding Company Conversion and we urge you to read the enclosed Summary Proxy Statement and execute the enclosed Revocable Proxy. Questions regarding the execution of the Revocable Proxy should be directed to Newport Federal's Stock Information Center at
(870) 523-3340.


                                   Sincerely,


                                   Brad Snider
                                   President and CEO


 This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of North Arkansas Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

     THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

                                V. IRA Mailing

A.   Explanation

     A special IRA mailing is proposed to be sent to all IRA customers of the Bank in order to alert the customers that funds held in an IRA can be used to purchase stock. Since this transaction is not as simple as designating funds from a certificate of deposit like a normal stock purchase, this letter informs the customer that this process is slightly more detailed and involves a personal visit to the Bank.

B.   Quantity

     One IRA letter is proposed to be mailed to each IRA customer of the Bank. These letters would be mailed following OTS approval for the conversion and after each customer has received the initial mailing containing a Proxy Statement and a Prospectus.

C.   Example - See following page.

*May be sent to IRA customers

                                 (Newport Federal Letterhead)

                                 __________ __, 1997

Dear Individual Retirement Account Participant:

     As you know, Newport Federal Savings Bank is in the process of converting from a federally-chartered mutual savings bank to a federally-chartered stock savings bank and has formed North Arkansas Bancshares, Inc. to hold all of the stock of Newport Federal (the "Conversion"). Through the Conversion, certain current and former depositors and borrowers of Newport Federal have the opportunity to purchase shares of common stock of North Arkansas Bancshares, Inc. in a Subscription Offering. North Arkansas Bancshares, Inc. currently is offering up to 322,000 shares, subject to adjustment, of North Arkansas Bancshares, Inc. at a price of $10.00 per share.

     As the holder of an individual retirement account ("IRA") at Newport Federal, you have an opportunity to become a shareholder in North Arkansas Bancshares, Inc. using funds being held in your IRA. If you desire to purchase shares of common stock of North Arkansas Bancshares, Inc. through your IRA, Newport Federal can assist you in self-directing those funds. This process can be done without an early withdrawal penalty and generally without a negative tax consequence to your retirement account.

     Due to the added paperwork required to complete a stock purchase using IRA funds, the deadline for IRA purchases is _________, 1997. If you are interested in ordering North Arkansas Bancshares, Inc. Common stock utilizing IRA funds, you must contact our Conversion Center before the deadline at (870) 523-3340.

                              Sincerely,

                              Brad Snider
                              President and CEO

 This letter is neither an offer to sell nor a solicitation of an offer to buy
  North Arkansas Bancshares, Inc. common stock.  The offer is made only by the
                 Prospectus, which was recently mailed to you.

      THE SHARES OF NORTH ARKANSAS BANCSHARES, INC. COMMON STOCK ARE NOT DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE
                        ---
                  CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

           VI.  Individual Letters and Community Meeting Invitations

A.   Explanation

     In order to educate the public about the stock offering, Trident suggests holding Community meetings in various locations. In an effort to target a group of interested investors, Trident requests that each Director of the Bank submit a list of acquaintances that he or she would like to invite to a community meeting.

B.   Method of Distribution of Invitations and Prospect Letters

     Each Director submits his list of prospects.

     Invitations are sent to each Director's prospects through the mail. All invitations are preceded by a Prospectus and all attendees are given a Prospectus at the meeting. Letters will be sent to prospects to thank them for their attendance and to remind them of closing dates.

C.   Examples enclosed.

                               The Directors and Officers

                               of

                               Newport Federal Savings Bank

                               cordially invite you to attend a brief

                               presentation regarding the stock

offering of

                               North Arkansas Bancshares, Inc.,

our proposed holding company

                               Please join us at the

                               --------------

                               ---------------------

                               ---------------------------

                               ------------

                               ------------

                               for refreshments

               PLEASE RESPOND BY ____________ TO RESERVE A SEAT
                            R.S.V.P. (870) 523-3340

Sent to prospects who are customers*

                             _______________, 1997

Name
Address
City, State ZIP

Dear Mr. and Mrs. Prospect

       Recently you may have read in the newspaper that Newport Federal Savings Bank ("Newport Federal" or the "Bank") will convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. This is the most significant event in the history of the Bank in that it allows customers, employees and directors the opportunity to share in Newport Federal's future by becoming charter stockholders of the Bank's newly-formed holding company, North Arkansas Bancshares, Inc.

       As a customer of Newport Federal, you should have received a packet of information regarding the conversion, including a Prospectus and a Proxy Statement. In addition, we are holding several presentations for friends of the officers and directors to discuss the stock offering in more detail. You will receive an invitation in the near future.

       Please feel free to call me or the Newport Federal's Stock Information Center at (870) 523-3340 if you have any questions. I look forward to seeing you at one of our informational presentations.

                                                 Sincerely,

                                                 Brad Snider
                                                 President and CEO

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of North Arkansas Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

     THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

*Sent to prospects who are not customers*

                               ____________, 1997

Name
Address
City, State ZIP

Dear Mr. and Mrs. Prospect

     Recently you may have read in the newspaper that Newport Federal Savings Bank ("Newport Federal" or the "Bank") will be converting from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. This is the most significant event in the history of the Bank in that it allows customers, employees and directors the opportunity to share in Newport Federal's future by becoming charter stockholders of the Bank's holding company, North Arkansas Bancshares, Inc.

     [Director] has asked that you be sent a Prospectus and stock order form which will allow you to become a charter stockholder, should you desire. In addition, we are holding several presentations for friends of the officers and directors of Newport Federal to discuss the stock offering in more detail. You will receive an invitation in the near future.

     Please feel free to call me or the Newport Federal's Stock Information Center at (870) 523-3340 if you have any questions. I look forward to seeing you at one of our information presentations.

                                    Sincerely,

                                    Brad Snider
                                    President and CEO


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of North Arkansas Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

     THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

*Sent to those attending a community meeting*

                               ____________, 1997

Name
Address
City, State ZIP

Dear Mr. and Mrs. Prospect

     Thank you for attending our informational presentation relating to Newport Federal Savings Bank's conversion to a stock company. The information presented at the meeting and the Prospectus you recently received should assist you in making an informed investment decision.

     Obviously, we are excited about this stock offering and the opportunity to share in the future of Newport Federal. This conversion is the most important event in our history and it gives the Bank the strength to compete in the future and will provide the Bank additional corporate flexibility.

     We may contact you in the near future to get an indication of your interest in our offering. If you make a decision to invest, please return your order form no later than ___________, 1997. If you have any questions, please call the Stock Information Center at (870) 523-3340.

                                    Sincerely,

                                    Brad Snider
                                    President and CEO

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of North Arkansas Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

     THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

* Sent to those not attending a community meeting *

                                 _________, 1997

Name
Address
City, State ZIP

Dear Mr. and Mrs. Prospect

     I am sorry you were unable to attend our recent presentation regarding Newport Federal Savings Bank's mutual to stock conversion. The Board of Directors and management team of Newport Federal are committed to contributing to long term shareholder value and as a group we are personally investing approximately $____________ of our own funds. We are enthusiastic about the stock offering and the opportunity to share in the future of Newport Federal.

     We have established a Stock Information Center to assist you with any questions regarding the stock offering. Should you require any assistance between now and ___________, 1997, I encourage you to either stop by our Stock Information Center or call (870) 523-3340.

     I hope you will join me as a charter stockholder in North Arkansas Bancshares, Inc.

                                    Sincerely,

                                    Brad Snider
                                    President and CEO

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of North Arkansas Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

     THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

* Final Reminder Letter *

                                 _________, 1997

Name
Address
City, State ZIP

Dear Mr. and Mrs. Prospect

     I am writing to remind you that the deadline for purchasing stock in North Arkansas Bancshares, Inc. is quickly approaching. I hope you will join me in becoming a charter stockholder in one of Arkansas's newest publicly owned financial institutions.

     The deadline for becoming a charter stockholder is ____________, 1997. If you have any questions, please call our Stock Information Center at
(870) 523-3340.

     Once again, I look forward to having you join me as a charter stockholder in North Arkansas Bancshares, Inc.

                                    Sincerely,

                                    Brad Snider
                                    President and CEO

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of North Arkansas Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

     THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

                     VII. Counter Cards and Lobby Posters

A.   Explanation

     Counter cards and lobby posters serve two purposes: (1) As a notice to Newport Federal's customers and members of the local community that the stock sale is underway and (2) to remind the customers of the end of the Subscription Offering. Trident has learned in the past that many people forget the deadline for subscribing and therefore we suggest the use of these simple reminders.

B.   Quantity

     Approximately 2 - 3 Counter cards will be used at teller windows and on customer service representatives' desk.

     Approximately 1 - 2 Lobby posters will be used at Newport Federal's office.

C.   Example

D.   Size

     The counter card will be approximately 8 1/2" x 11".

     The lobby poster will be approximately 16" x 20".

C.

                            POSTER OR COUNTER CARD

                          "TAKE STOCK IN OUR FUTURE"
                       "NORTH ARKANSAS BANCSHARES, INC.
                           STOCK OFFERING MATERIALS
                                AVAILABLE HERE"

                         NEWPORT FEDERAL SAVINGS BANK

                             VIII.  Proxy Reminder

A.   Explanation

     A proxy reminder is used when the majority of votes needed to adopt the Plan of Conversion is still outstanding. The proxy reminder is mailed to those "target vote" depositors who have not previously returned their signed proxy.

     The target vote depositors are determined by the conversion agent.

B.   Example

C.   Size

     Proxy reminder is approximately 8 1/2" x 11".

B.   Example
________________________________________________________________________________

                          P R O X Y  R E M I N D E R

                         NEWPORT FEDERAL SAVINGS BANK

YOUR VOTE ON OUR STOCK CONVERSION PLAN HAS NOT BEEN RECEIVED.  YOUR VOTE IS VERY
---------                              ---------------------   -----------------
IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE IS EQUIVALENT TO VOTING AGAINST
---------
THE PLAN.

VOTING FOR THE CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR ACCOUNTS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED UP TO THE APPLICABLE LIMITS.

YOU MAY PURCHASE STOCK IF YOU WISH, BUT VOTING DOES NOT OBLIGATE YOU TO BUY
STOCK.

PLEASE ACT PROMPTLY! SIGN THE ENCLOSED PROXY CARD AND MAIL, OR DELIVER, THE
                     ----------------------------

PROXY CARD TO NEWPORT FEDERAL TODAY.

PLEASE VOTE ALL PROXY CARDS RECEIVED.
            ---

WE RECOMMEND THAT YOU VOTE TO APPROVE THE PLAN OF CONVERSION.  THANK YOU.

                    THE BOARD OF DIRECTORS AND          MAN
                                                        AGE
                                                        MENT
                                                        OF

                    NEWPORT FEDERAL SAVINGS BANK

________________________________________________________________________________

                       IF YOU RECENTLY MAILED THE PROXY,
             PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.
                 FOR FURTHER INFORMATION CALL (870) 523-3340.

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of North Arkansas Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

     THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.